Exhibit 99.3

                          [AMERICAN EXPRESS(R) LOGO]

                                     2005
                                 Third Quarter
                              Earnings Supplement

The enclosed summary should be read in conjunction with the text and statistical tables included in American Express Company's (the "Company" or "AXP") Third Quarter 2005 Earnings Release.

This presentation contains certain forward-looking statements that are subject to risks and uncertainties and speak only as of the date on which they are made. Important factors that could cause actual results to differ materially from these forward-looking statements, including the Company's financial and other goals, are set forth on pages 71-73 in the Company's 2004 Annual Report to Shareholders and in its 2004 Annual Report on Form 10-K, and other reports, on file with the Securities and Exchange Commission.

                           AMERICAN EXPRESS COMPANY
                              THIRD QUARTER 2005
                                  HIGHLIGHTS

- Third quarter diluted EPS from continuing operations of $0.69 increased 25% versus $0.55 last year. Total revenues rose 11%. For the trailing 12 months, including discontinued operations, ROE was 24%.

     -    3Q '05 Income from continuing operations included:
          - A $105MM tax benefit from the resolution of a prior year tax item related to the sale of AMEX Life in 1995;
          - $86MM ($56MM after-tax) of reengineering costs, principally related to restructuring efforts in our business travel, finance and technology functions, and international operations areas; and
          - A $49MM ($32MM after-tax) provision to reflect the estimated costs related to Hurricane Katrina. $38MM of this provision is related to our U.S. consumer and small business activities, $9MM is associated with our Corporate Services activities and $2MM is merchant-related.
     -    3Q '04 Income from continuing operations included:
          - A charge of $115MM as a result of the reconciliation of prior year's securitization-related lending receivable accounts; and
          - A $60MM benefit reflecting a reduction in merchant-related reserves.

     - The company's reported return on equity (ROE) was 24%, up from 22% a year ago. This ratio is determined on a trailing 12-month basis using net income and total average shareholders' equity (including discontinued operations). Pro forma ROE, which is determined using trailing four quarters income from continuing operations (which excludes discontinued operations and the cumulative effect of accounting changes) over reported shareholders' equity at September 30, 2005, was 32%. See "Supplemental Information - Pro Forma ROE" discussion below.

- On September 30, 2005, the Company completed the distribution of all of the outstanding shares of Ameriprise Financial (formerly American Express Financial Advisors) to its shareholders. This non-cash distribution was tax-free to the Company's shareholders. In addition, during the third quarter of 2005, the Company sold its Tax and Business Services ("TBS") business. The operating results and assets and liabilities related to these businesses spun-off or sold have been included in discontinued operations in the consolidated financial statements.
     - 3Q '05 income from discontinued operations of $165MM also included a net gain of $63MM after-tax from certain dispositions, including the sale of TBS, $60MM of after-tax Ameriprise spin-off-related expenses and $11MM of after-tax Parent Company spin-off related expenses.

- Including these discontinued operations diluted EPS on a net income basis of $0.82 increased 19%.

-    Compared with the third quarter of 2004:

     - Worldwide billed business increased 18% on continued strong growth within both the proprietary and network businesses. A comparatively weaker U.S. dollar had a marginal benefit on the reported worldwide growth rate.

     - Worldwide cards in force of 69.0MM increased 9%, up 5.7MM from last year and 1.7MM during 3Q '05, on continued proprietary and network card growth.

     - Worldwide average spending per proprietary basic card in force increased 12% versus last year;

     - Worldwide lending balances of $29.9B on an owned basis increased 18%; on a managed basis, worldwide lending balances of $50.6B were up 11%. Excluding the 4Q '04 sale of the company's equipment leasing product line, managed loans increased 15% (see discussion of "managed basis" below); and

     - Overall card credit quality continued to be well controlled and reserve coverage ratios remained strong.

-    Additional items of note included:

     - Marketing, promotion, rewards and cardmember services costs increased 16% versus 3Q '04 reflecting higher marketing and promotion expenses and greater rewards costs. Marketing expenses rose due to continuing costs related to the Company's ongoing global "My Life, My Card(SM)" advertising campaign and various business building initiatives, including the expansion of our product portfolio. Rewards costs increased, reflecting volume growth, a higher redemption rate, and strong cardmember loyalty program participation. The strong metric performance during the quarter reflected the ongoing benefits of the increased spending over the last two years.

     - The Company's reengineering initiatives are on track to deliver $1B of additional benefits this year, including significant carry-over benefits from certain initiatives begun in prior periods. Revenue-related reengineering activities are driving a significant portion of the total benefits, representing more than 25% of the benefits delivered in 3Q '05.

     - As previously disclosed, the Company decided to expense stock options beginning in 1Q '03 and use restricted stock awards in place of stock options for middle management. As a result, the 3Q '05 impacts of incremental annual option grant expense, increased levels of restricted stock awards and other related compensation changes contributed to the 9% increase in human resources expense. In addition, the Company elected to adopt SFAS 123R, effective July 1, 2005. The impact of adoption was immaterial since the Company has been expensing share based awards granted after January 1, 2003 under the provisions of SFAS 123.
               - Compared with last year, the total employee count within continuing operations of 65,300 decreased by 1,600 employees or 2%; compared with last quarter, the employee count declined by 200 or less than 1%.

                           AMERICAN EXPRESS COMPANY
                              THIRD QUARTER 2005
                                  HIGHLIGHTS

- Separately, the Company announced that as part of Delta Airlines' ("Delta") decision to file for protection under Chapter 11 of the Bankruptcy Code, the Company agreed with Delta to restructure certain of its financial arrangements with the airline. In particular, Delta agreed to repay to AXP an aggregate $557MM, representing $500MM that AXP advanced in the fourth quarter of 2004 and first quarter of 2005 as prepayment for the purchase of Delta SkyMiles rewards points and $57MM related to a pre-petition facility arranged by GE Capital in the fourth quarter of 2004. Contemporaneously with the repayment, AXP lent to Delta $350MM as part of Delta's post-petition, debtor-in-possession ("DIP") financing under the Bankruptcy Code. Upon approval of the broader DIP financing facility, Delta applied $50MM of proceeds to pay down a portion of the AXP facility, leaving a remaining balance of $300MM. This post-petition facility continues to be structured as an advance against AXP's obligations to purchase Delta SkyMiles rewards points under the Company's co-brand and Membership Rewards ("MR") agreements and will be amortized ratably each month beginning July, 2006. Final payment will be made by September, 2007. The AXP post-petition facility will be secured by (i) senior liens in Delta assets specifically related to its American Express co-brand, MR and card acceptance relationships and (ii) liens subordinate to senior liens in all other Delta assets and certain Delta subsidiaries.

- During the quarter, American Express continued to invest in growth opportunities through expanded products and services. In particular, we:

     - Launched the IN: Chicago and IN: LA cards which, in addition to our IN:NYC card, provide targeted rewards for young, urban cardmembers and support a city-centric marketing strategy;

     - Launched the Blue Sky Credit Card for consumers and the Business FreedomPass(SM) Credit Card for small businesses enabling cardmembers to earn points specifically towards travel rewards;

     - Expanded our corporate card relationship with British Airways with a new co-branded card specifically targeting small and medium sized businesses;

     - Expanded benefits of our co-branded Corporate Card relationship with American Airlines to enhance its features for mid-sized businesses;

     - Announced an agent bank alliance between Guaranty Bank and OPEN from American Express(SM) to exclusively offer small business cards with both the Guaranty Bank and American Express brands;

     - Announced an agreement with Oriental Financial Group to be the first bank to distribute American Express consumer and commercial cards in Puerto Rico;

     - Partnered with Banco Patagonia to issue American Express cards, denominated in both pesos and U.S. dollars, in Argentina;

     - Formed a strategic alliance with Standard Chartered Bank to issue credit cards on the American Express network in Asia, with an initial launch in Hong Kong;

     - Announced a partnership with Shinhan Card to issue American Express cards in South Korea;

     - Launched a program to allow cardmembers to instantly redeem points to book travel directly on the American Express travel website without blackout dates or restriction;

     - Added the Private Jet Rewards luxury option, which allows cardmembers to redeem reward points for private jet travel;

     - Enhanced the premier Trackpoint and Preferred Extras Corporate Travel security and benefit programs, through the expansion of their scope and relevance to eligible cardmembers; and

     - Marked a decade of online business travel service, with nearly 5 million online transactions over the year ended 7/31/05, and more than one-third of total U.S. business travel reservations conducted through our website.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2005 OVERVIEW
                                 CONSOLIDATED

(Preliminary)
                             STATEMENTS OF INCOME
                                 (GAAP basis)

                                                                                        Quarters Ended        Percentage
          (millions)                                                                     September 30,         Inc/(Dec)
                                                                                   -----------------------    ----------
                                                                                       2005        2004
                                                                                   ----------   ----------
          Revenues:
             Discount revenue                                                      $    2,945   $    2,535            16%
             Cardmember lending net finance charge revenue                                648          562            16
             Net card fees                                                                511          474             8
             Travel commissions and fees                                                  421          426            (1)
             Other commissions and fees                                                   628          574             8
             Securitization income, net                                                   353          295            20
             Other investment and interest income                                         246          248            (1)
             Other                                                                        316          362           (11)
                                                                                   ----------   ----------
                    Total                                                               6,068        5,476            11
                                                                                   ----------   ----------
          Expenses:
            Human resources                                                             1,197        1,098             9
            Marketing, promotion, rewards and cardmember services                       1,492        1,286            16
            Provision for losses and benefits
               Charge card                                                                299          206            45
               Cardmember lending                                                         364          233            56
               Investment certificates and other                                           76          117           (35)
                                                                                   ----------   ----------
               Total                                                                      739          556            33
            Professional services                                                         563          534             6
            Occupancy and equipment                                                       346          328             6
            Interest                                                                      238          201            18
            Communications                                                                112          114            (2)
            Other                                                                         301          345           (13)
                                                                                   ----------   ----------
                     Total                                                              4,988        4,462            12
                                                                                   ----------   ----------
          Pretax income from continuing operations                                      1,080        1,014             7
          Income tax provision                                                            215          312           (31)
                                                                                   ----------   ----------
          Income from continuing operations                                               865          702            23

          Income from discontinued operations, net of tax                                 165          177            (7)
                                                                                   ----------   ----------
          Net income                                                               $    1,030   $      879            17
                                                                                   ==========   ==========

          EPS-Basic
                Income from continuing operations                                  $     0.70   $     0.56            25
                                                                                   ==========   ==========
                Income from discontinued operations                                $     0.14   $     0.14             -
                                                                                   ==========   ==========
                Net Income                                                         $     0.84   $     0.70            20
                                                                                   ==========   ==========

          EPS-Diluted
                Income from continuing operations                                  $     0.69   $     0.55            25
                                                                                   ==========   ==========
                Income from discontinued operations                                $     0.13   $     0.14            (7)
                                                                                   ==========   ==========
                Net Income                                                         $     0.82   $     0.69            19
                                                                                   ==========   ==========

-    Income from continuing operations increased 23% to $865MM.

     -    3Q '05 Income from continuing operations included:
          - A $105MM tax benefit from the resolution of a prior year tax item related to the sale of AMEX Life in 1995;
          - $86MM ($56MM after-tax) of reengineering costs, principally related to restructuring efforts in our business travel, finance and technology functions, and international operations areas; and
          - A $49MM ($32MM after-tax) provision during the quarter to reflect the estimated costs related to Hurricane Katrina. $38MM of this provision is related to our U.S. consumer and small business activities, $9MM is associated with our Corporate Services activities and $2MM is merchant-related.
     -    3Q '04 Income from continuing operations included:
          - A charge of $115MM as a result of the reconciliation of prior year's securitization-related lending receivable accounts; and
          - A $60MM benefit reflecting a reduction in merchant-related reserves.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2005 OVERVIEW
                                 CONSOLIDATED

-    Net Income including discontinued operations rose 17% to $1,030MM.
     - 3Q '05 Income from discontinued operations of $165MM included a net gain of $63MM after-tax from certain dispositions, including the sale of TBS, $60MM after-tax of Ameriprise spin-off-related expenses and $11MM of after-tax Parent Company spin-off related expenses.

- SHARE REPURCHASES: During 3Q '05, 8MM shares were repurchased versus 10MM shares in 2Q '05 and 15MM shares in 3Q '04. Repurchases year to date reflect a more measured approach towards repurchase activity in light of the capital implications of the spin-off of Ameriprise. Since the inception of repurchase programs in September 1994, 526MM shares have been acquired under cumulative Board authorizations to repurchase up to 570MM shares, including purchases made under agreements with third parties.

                                                                              Millions of Shares
                                                                       --------------------------------
     -  AVERAGE SHARES:                                                   3Q'05       2Q'05       3Q'04
                                                                       --------    --------    --------
          Basic                                                           1,229       1,231       1,251
                                                                       ========    ========    ========
          Diluted                                                         1,254       1,254       1,275
                                                                       ========    ========    ========
     -  ACTUAL SHARE ACTIVITY:
          Shares outstanding - beginning of period                        1,240       1,245       1,267
          Repurchase of common shares                                        (8)        (10)        (15)
          Employee benefit plans, compensation and other                      9           5           3
                                                                       --------    --------    --------
          Shares outstanding - end of period                              1,241       1,240       1,255
                                                                       ========    ========    ========

- CONSOLIDATED REVENUES: Consolidated revenues increased 11% reflecting increases versus last year of 16% within U.S. Card Services, 9% within International Card & Global Commercial Services and 9% within Global Network & Merchant Services. Revenues increased due to higher discount revenues, increased Cardmember lending net finance charge revenue, greater securitization income, higher other commissions and fees, higher net card fees, and increased travel commissions and fees, partially offset by declines in other revenues and other investment and interest income. Translation of foreign currency revenues contributed less than 1% to the 11% revenue growth rate.

- CONSOLIDATED EXPENSES: Consolidated expenses increased 12%, reflecting increases versus last year of 13% within U.S. Card Services, 10% within International Card & Global Commercial Services and 30% within Global Network & Merchant Services. Expense growth reflected higher marketing, promotion, rewards and cardmember services costs, greater provision for losses, higher human resources expenses, higher interest costs, larger professional services expenses, and greater occupancy and equipment costs, partially offset by lower other expenses and lower communication costs. Translation of foreign currency expenses contributed less than 1% to the 12% growth rate.

- PRE-TAX MARGIN: Was 17.8% in 3Q '05 compared with 18.4% in 2Q '05 and 18.5% in 3Q '04.

- EFFECTIVE TAX RATE: Was 20% in 3Q '05, as compared to 23% in 2Q '05 and 31% in 3Q '04. The lower tax rates in 3Q '05 and 2Q '05 reflect benefits of $105MM and $90MM, respectively, from the resolution of previous years' tax return items.

- DISCOUNT REVENUE: An 18% increase in billed business, partially offset by a lower average discount rate, yielded a 16% increase in discount revenue.
     - The average discount rate* was 2.57% in 3Q '05 versus 2.58% in 2Q '05 and 2.60% in 3Q '04. The decrease versus last year and last quarter continues to reflect, in part, changes in the mix of spending between various merchant segments.
          - We believe the AXP value proposition is strong. However, as indicated in prior quarters, continued changes in the mix of business, volume-related pricing discounts and selective repricing initiatives will likely continue to result in some erosion of the average discount rate over time.

                                                                              Quarters Ended       Percentage
                                                                               September 30,        Inc/(Dec)
                                                                         -----------------------   ----------
                                                                            2005         2004
                                                                         ----------   ----------
          Card billed business* (billions):
               United States                                             $       89   $       76           19%
               Outside the United States                                         33           27           18
                                                                         ----------   ----------
               Total                                                     $      122   $      103           18
                                                                         ==========   ==========
          Cards in force (millions):
               United States                                                   42.0         38.0           10
               Outside the United States                                       27.0         25.3            7
                                                                         ----------   ----------
               Total                                                           69.0         63.3            9
                                                                         ==========   ==========
          Basic cards in force (millions):
               United States                                                   31.9         28.9           11
               Outside the United States                                       22.4         20.8            8
                                                                         ----------   ----------
               Total                                                           54.3         49.7            9
                                                                         ==========   ==========
          Average basic cardmember spending**
               United States                                             $    2,927   $    2,634           11
               Outside the United States                                 $    1,924   $    1,687           14
               Total                                                     $    2,610   $    2,330           12

* For additional information about billed business and discount rate calculations, please refer to the Third Quarter 2005 Earnings Release, American Express Company Selected Statistical Information pages.
**Proprietary card activity only.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2005 OVERVIEW
                                 CONSOLIDATED

-    DISCOUNT REVENUE (CONT'D):

     - WORLDWIDE BILLED BUSINESS: The 18% increase in worldwide billed business reflected an 18% increase in U.S. Card Services, a 15% increase in International Card & Global Commercial Services and a 35% increase in Global Network Services ("GNS") partner volume. Worldwide average spend per proprietary basic card grew by 12% and total cards in force grew by 9%.
          - U.S. billed business was up 19% reflecting growth of 17% within our consumer card business, a 22% increase in small business spending and a 13% improvement in Corporate Services volumes.
               -    Spending per proprietary basic card in force increased
                    11%.
               - U.S. non-T&E-related volume categories (which represented approximately 68% of 3Q '05 U.S. billed business) grew
                    20%, while T&E volumes rose 13%.
               - U.S. airline-related volume, which represented approximately 12% of total U.S. volumes during the quarter, rose 12% as 13% transaction volume growth was suppressed by an approximately 1% lower average airline charge.
          -    Excluding the impact of foreign exchange translation:
               - Worldwide billed business and spending per proprietary basic card in force increased 18% and 12%, respectively.
               - Total billed business outside the U.S. reflected double-digit proprietary growth in all regions, with the largest increases in Canada and Latin America.
               - Within our proprietary business, billed business outside the U.S. reflected 13% growth in consumer and small business spending, as well as a 15% increase in Corporate Services volumes.
               - Spending per proprietary basic card in force outside the U.S. rose 14%.
               - Worldwide airline volumes, which represented approximately 12% of total volumes during the quarter, increased 16% on 13% growth in transaction volume, and a 2% increase in the average airline charge.

     - CARDS IN FORCE: Rose 9% worldwide due to an increase of 7% in U.S. Card Services, 3% in International Card & Global Commercial Services and 36% in GNS. Continued robust card acquisitions within both the proprietary and GNS activities and strong average customer retention levels drove this change.
               - In the U.S. 1MM cards were added in the quarter; outside the U.S., 700K cards were added during the quarter.

- CARDMEMBER LENDING NET FINANCE CHARGE REVENUE: Increased 16% on 8% growth in average worldwide lending balances on an owned basis and a higher portfolio yield.
     - Annualized net finance charge revenue as a percentage of average loans in the worldwide portfolio was 9.2% in 3Q '05 versus 9.3% in 2Q '05 and 8.6% in 3Q '04. The increase versus last year reflects a lower proportion of the U.S. portfolio on introductory rates and increased finance charge rates, partially offset by rising funding costs.

- NET CARD FEES: Grew 8% primarily due to higher cards in force. In both 3Q '05 and 2Q '05, the average annual fee per proprietary card in force was $35 versus $34 in 3Q '04.

- TRAVEL COMMISSIONS AND FEES: Declined 1% as higher travel sales were partially offset by lower transaction fees as a greater proportion of bookings were made on-line.

- OTHER COMMISSIONS AND FEES: Increased 8% on greater volume-related foreign exchange conversion fees and higher card-related fees and assessments.

- SECURITIZATION INCOME, NET: Increased 20% on a greater average balance of securitized loans, a higher portfolio yield and a decrease in portfolio write-offs, partially offset by greater interest expense due to a higher coupon rate paid to certificate holders and an increase in the payment speed of the trust assets. Securitization income, net represents the non-credit provision components of the net gains and charges from securitization activities within the U.S. Card Services segment, the amortization and related impairment charges, if any, of the related interest-only strip, excess spread related to securitized loans, net finance charge revenue on retained interests in securitized loans, and servicing income, net of related discounts or fees.
     - During 3Q '05 and 3Q '04, results reflected net securitization gains, including the credit components, of $3MM ($2MM after-tax) and $9MM ($6MM after-tax), respectively. The average balance of Cardmember lending securitizations was $21.3B in 3Q '05, compared with $19.2B in 3Q '04.

- OTHER INVESTMENT AND INTEREST INCOME: Declined 1% due to lower investment portfolio spreads reflecting higher funding costs.

- OTHER REVENUES: Declined 11% in part due to lower ATM revenues resulting from the sale of the business in 3Q '04.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2005 OVERVIEW
                                 CONSOLIDATED

- HUMAN RESOURCES EXPENSE: Increased 9% due to $77MM of severance costs, higher management incentives, including an additional year of incremental stock-based compensation expenses, merit increases and increased employee benefit costs.

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 16%, reflecting higher marketing and promotion expenses and greater rewards costs. The increase in marketing and promotion expenses is due to the Company's ongoing global brand advertising campaign and our continued focus on business-building initiatives. The growth in rewards costs is attributable to volume growth, a higher redemption rate and strong cardmember loyalty program participation.

- PROVISIONS FOR LOSSES AND BENEFITS: Increased 33% as the charge card and lending provisions rose 45% and 56%, respectively, and the other provisions declined by 35%. The charge and lending growth reflects strong volume increases within both activities and higher provision rates, as well as a $49MM provision during the quarter to reflect the estimated costs related to Hurricane Katrina. The 3Q '04 Investment Certificate and Other Provision included a charge of $115MM related to a securitization reconciliation and a benefit of $60MM due to a reduction in merchant-related reserves.

     -    CREDIT QUALITY:
          -    Overall credit quality continued to perform well.
          - Reserve coverage ratios, which are in excess of 100% of past due balances, remained strong.

          -    WORLDWIDE CHARGE CARD: *
               - The loss ratio increased versus last quarter and last year. Past due rates improved versus last year and were flat with last quarter.

                                                                   9/05            6/05            9/04
                                                               ------------    -----------     -----------
               Net loss ratio as a % of charge volume                  0.27%          0.25%           0.26%
               90 days past due as a % of receivables                   1.7%           1.7%            1.8%

                                                                   9/05            6/05            9/04
                                                               ------------    -----------     -----------
               Total Receivables (B)                           $       31.9    $      31.5     $      28.6
               Reserves (MM)                                   $        909    $       848     $       847
               % of receivables                                         2.9%           2.7%            3.0%
               % of 90 day past due accounts                            173%           160%            160%

          -    WORLDWIDE LENDING:**
               - The write-off rate rose versus last year, but was down versus last quarter. Past due levels were flat with last year, but up from last quarter.

                                                                   9/05            6/05            9/04
                                                               ------------    -----------     -----------
               Net write-off rate                                       4.0%           4.1%            3.9%
               30 days past due as a % of loans                         2.5%           2.4%            2.5%

                                                                   9/05            6/05            9/04
                                                               ------------    -----------     -----------
               Total Loans (B)                                 $       29.9    $      28.1     $      25.2
               Reserves (MM)                                   $        952    $       888     $     1,008
               % of total loans                                         3.2%           3.2%            4.0%
               % of 30 days past due accounts                           128%           133%            159%

     * There are no off-balance sheet charge card securitizations. Therefore, "Owned Basis" and "Managed Basis" credit quality statistics for the charge card portfolio are the same.
     ** All lending statistics are presented here on a GAAP or "Owned Basis". "Managed Basis" credit quality statistics are available in the Third Quarter 2005 Earnings Release on the Consolidated Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

- PROFESSIONAL SERVICES EXPENSES: Rose 6% reflecting increased technology costs related to higher business and service-related volumes.

- OCCUPANCY AND EQUIPMENT EXPENSES: Rose 6% primarily due to higher rent expense and the amortization of software costs.

- INTEREST: Rose 18% due to higher receivable balances and a higher effective cost of funds.

-    COMMUNICATIONS: Decreased slightly versus last year.

- OTHER OPERATING EXPENSES: Decreased 13% due in part to lower expenses as a result of our 3Q '04 sale of the ATM business.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2005 OVERVIEW
                                 CONSOLIDATED

SUPPLEMENTAL INFORMATION - PRO FORMA ROE

The Company's consolidated return on equity (ROE) is calculated on a trailing 12-month basis using reported net income over average total shareholder's equity (including discontinued operations). The Company also reports pro forma ROE, which is determined using trailing four quarters income from continuing operations (which excludes discontinued operations and the cumulative effect of accounting changes) over reported shareholders' equity at period end. Management believes pro forma ROE is an important measure because it reflects performance of the Company's continuing businesses by excluding the impact of Ameriprise Financial, Inc. and American Express Tax and Business Services, Inc., which were disposed of as of September 30, 2005.

ROE                                                 Pro Forma ROE
---                                                 -------------
Trailing 12-months --                               Trailing four quarters income from continuing operations: $3.1B
    Net income: $3.9B                               Total shareholders' equity at September 30, 2005:  $9.9B
    Average total shareholders' equity: $16.0B      Pro forma ROE: 32%
ROE:  24%

                                      ***

MANAGED BASIS

U.S. Card Services and International Card & Global Commercial Services segment results are presented on a managed basis and Global Network & Merchant Services and Corporate & Other segment results are presented on a GAAP basis.

For U.S. Card Services, managed basis means the presentation assumes there have been no securitization transactions, i.e. all securitized cardmember loans and related income effects are reflected as if they were in the Company's balance sheet and income statements, respectively. The Company presents U.S. Card Services information on a managed basis because that is the way the Company's management views and manages the business. Management believes that a full picture of trends in the Company's cardmember lending business can only be derived by evaluating the performance of both securitized and non-securitized cardmember loans. Asset securitization is just one of several ways for the Company to fund cardmember loans. Use of a managed basis presentation, including non-securitized and securitized cardmember loans, presents a more accurate picture of the key dynamics of the cardmember lending business, avoiding distortions due to the mix of funding sources at any particular point in time. The Company does not currently securitize international loans.

Irrespective of the funding mix, it is important for management and investors to see metrics, such as changes in delinquencies and write-off rates, for the entire cardmember lending portfolio because they are more representative of the economics of the aggregate cardmember relationships and ongoing business performance and trends over time. It is also important for investors to see the overall growth of cardmember loans and related revenue in order to evaluate market share. These metrics are significant metrics in evaluating the Company's performance and can only be properly assessed when all non-securitized and securitized cardmember loans are viewed together on a managed basis.

The managed basis presentation for U.S. Card Services also reflects an increase to interest income recorded to evaluate tax exempt investments on a basis consistent with taxable investment securities. On a GAAP basis, interest income associated with tax exempt investments is recorded based on amounts earned. Accordingly, information presented on a managed basis assumes that tax exempt securities earned income at rates as if the securities produced taxable income with a corresponding increase in the provision for income taxes.

The managed basis presentation for International Card & Global Commercial Services reflects a foreign exchange services reclassification of revenue earned related to the sale and purchase of foreign currencies as part of the foreign exchange business. On a GAAP basis, these revenues are included with other foreign exchange items that are reflected in other operating expenses. Accordingly, information presented on a managed basis assumes that the amounts earned are included in other revenue with a corresponding increase in other operating expenses.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2005 OVERVIEW
                               CORPORATE & OTHER

- Net income of $24MM in 3Q '05 compared with a net expense of $16MM in 2Q '05 and $51MM in 3Q '04.

     - 3Q '05 reflects the $105MM tax benefit previously discussed, $51MM ($33MM after-tax) of reengineering costs and $3MM after-tax of spin-off related expenses.

     - 2Q '05 reflects a $54MM tax audit benefit, a $73MM ($47MM after-tax) benefit from 9/11-related insurance claims and $19MM ($12MM after-tax) of reengineering costs. In addition, $3MM and $2MM in after-tax, spin-related expenses previously included in Corporate & Other in 2Q'05 and 1Q'05, respectively, have been reclassified to discontinued operations this quarter to align with the 3Q'05 income statement presentation.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2005 OVERVIEW
                              U.S. CARD SERVICES

The following table compares and reconciles the GAAP basis U.S. Card Services income statements to the managed basis information, where different.

Management views any net gains from securitizations as discretionary benefits to be used for card acquisition expenses, which are reflected in both marketing, promotion, rewards and cardmember services and other operating expenses. Consequently, the managed basis presentation assumes the impact of this net activity was offset by higher marketing, promotion, rewards and cardmember services expenses of $2MM in 3Q '05 and $6MM in 3Q '04, and other operating expenses of $1MM in 3Q '05 and $3MM in 3Q '04. Accordingly, the incremental expenses, as well as the impact of the net lending securitization activity, are eliminated.

                        CONDENSED STATEMENTS OF INCOME
                         MANAGED BASIS RECONCILIATION

Quarters Ended September 30,
(Preliminary, millions)

                                                                 Securitization      Tax Equivalent
                                          GAAP Basis                 Effect              Effect               Managed Basis
-------------------------------------------------------------   -----------------   ----------------  ----------------------------
                                                        %                                                                    %
                                   2005     2004    Inc/(Dec)    2005      2004      2005      2004    2005       2004   Inc/(Dec)
-------------------------------------------------------------   -----------------   ----------------  ----------------------------
Revenues:
Discount revenue, net card
fees and other                    $ 2,224  $ 1,982         12%  $    53   $    53   $    56  $    57  $ 2,333   $ 2,092         12%
Cardmember Lending:
   Finance charge revenue             614      445         38       721       573                       1,335     1,018         31
   Interest expense                   156      104         51       209       108                         365       212         72
-------------------------------------------------------------   -----------------                     ----------------------------
     Net finance charge revenue       458      341         34       512       465                         970       806         20
-------------------------------------------------------------   -----------------                     ----------------------------
Securitization income, net            353      295         20      (353)     (295)                          -         -          -
-------------------------------------------------------------   -----------------   ----------------  ----------------------------
     Total                          3,035    2,618         16       212       223        56       57    3,303     2,898         14
-------------------------------------------------------------   -----------------   ----------------  ----------------------------
Expenses:
Marketing, promotion, rewards
and cardmember services             1,003      854         18        (2)       (6)                      1,001       848         18
Provision for losses                  458      438          4       215       232                         673       670          1
Human resources and other
operating expenses                    936      824         13        (1)       (3)                        935       821         14
-------------------------------------------------------------   -----------------                     ----------------------------
     Total                          2,397    2,116         13   $   212   $   223                       2,609     2,339         12
-------------------------------------------------------------   -----------------                     ----------------------------

Pretax segment income                 638      502         28                            56       57      694       559         25
Income tax provision                  192      146         33                       $    56  $    57  $   248   $   203         24
-------------------------------------------------------------                       ----------------  ----------------------------
Segment income                    $   446  $   356         25
-------------------------------------------------------------

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2005 OVERVIEW
                              U.S. CARD SERVICES

STATISTICAL INFORMATION

                                                                        Quarters Ended       Percentage
                                                                         September 30,        Inc/(Dec)
                                                                   -----------------------   ----------
                                                                      2005         2004
                                                                   ----------   ----------
     Card billed business (billions)                               $       74   $       63           18%
     Total cards in force (millions)                                     36.9         34.4            7
     Basic cards in force (millions)                                     27.2         25.3            7
     Average basic cardmember spending*                            $    2,765   $    2,498           11
     Segment Capital (billions)                                    $      4.9   $      4.1           19
     Return on Segment Capital**                                         40.0%        39.3%           -

     *  Proprietary cards only
     ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

MANAGED P&L DISCUSSION

-    NET INCOME: Increased 25% as revenues rose 14% and expenses increased
     12%.

     - PRE-TAX MARGIN: Was 21.0% in 3Q '05, versus 23.7% in 2Q '05 and 19.3% in 3Q '04.

     - EFFECTIVE TAX RATE: Was 36% in 3Q '05 and 3Q '04 compared with 37% in 2Q '05.

- DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: Increased 12%, largely due to increases in billed business volumes.

     - BILLED BUSINESS: The 18% increase in U.S. Card Services billed business reflected an 11% increase in spending per proprietary basic card and a 7% growth in cards in force.
          - Within the U.S. consumer business, billed business grew 17%; small business volumes rose 22%.

     - CARDS IN FORCE: Increased by 2.5MM, or 7% versus last year on continued strong card acquisitions and average customer retention levels.

- NET FINANCE CHARGE REVENUE: Increased 20% on 13% growth in average lending balances and a higher portfolio yield.

     - Annualized net finance charge revenue as a percentage of average loans was 9.2% in 3Q '05 versus 8.9% in 2Q '05 and 8.6% in 3Q '04. The increase versus last year reflects a lower proportion of the portfolio on introductory rates and increased finance charge rates, partially offset by rising funding costs.

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Rose 18% on increased business-building activities and volume-related rewards expense growth.

- PROVISION FOR LOSSES: Increased 1% reflecting charge and lending volume growth, higher provision rates and a $38MM provision during the quarter to reflect the estimated costs related to Hurricane Katrina, which were offset by last year's $115MM securitization reconciliation charge.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2005 OVERVIEW
                              U.S. CARD SERVICES

     -    CHARGE CARD: *

          - The loss ratio was down from last year, but up from last quarter. Past due levels were down from last year, but flat with last quarter.

                                                     9/05        6/05        9/04
                                                   --------    --------    --------
          Total Receivables ($B)                   $   16.8    $   16.8    $   15.3
          Net loss ratio as a % of charge volume       0.30%       0.29%       0.32%
          90 days past due as a % of total              2.0%        2.0%        2.2%

     -    CARD LENDING: **

          - The write-off rate improved versus last year and last quarter. Past due rates declined versus last year, but rose versus last quarter.

                                                     9/05        6/05        9/04
                                                   --------    --------    --------
          Total Loans ($B)                         $   43.0    $   41.6    $   37.5
          Net write-off rate                            3.8%        4.0%        4.0%
          30 days past due as a % of loans              2.4%        2.2%        2.5%

     * There are no off-balance sheet Charge Card securitizations. Therefore, "Owned basis" and "Managed basis" credit quality statistics for the Charge Card portfolio are the same.

     ** As previously described, this information is presented on a "Managed basis". "Owned basis" credit quality statistics are available in the Third Quarter 2005 Earnings Release on the U.S. Card Selected Statistical Information pages. Credit trends are generally consistent under both reporting methods.

- HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 14% due to higher management incentives, including an additional year of incremental stock-based compensation expenses, merit increases, and increased employee benefit costs. In addition, operating expenses rose reflecting volume related costs.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2005 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

(Preliminary)

                        CONDENSED STATEMENTS OF INCOME
                               (Managed Basis)*

                                                                  Quarters Ended           Percentage
(millions)                                                         September 30,            Inc/(Dec)
                                                          -----------------------------   -------------
                                                                   2005            2004
                                                          -------------   -------------
Revenues:
  Discount revenue, net card fees and other               $       2,103   $       1,949               8%
  Cardmember Lending:
    Finance charge revenue                                          259             222              16
    Interest expense                                                 88              65              35
                                                          -------------   -------------
      Net finance charge revenue                                    171             157               9
                                                          -------------   -------------
        Total                                                     2,274           2,106               8
                                                          -------------   -------------
Expenses:
  Marketing, promotion, rewards and cardmember services             310             285               9
  Provision for losses and benefits                                 270             174              55
  Human resources and other operating expenses                    1,369           1,333               3
                                                          -------------   -------------
        Total                                                     1,949           1,792               9
                                                          -------------   -------------
Pretax segment income                                               325             314               3
Income tax provision                                                 71              90             (23)
                                                          -------------   -------------
Net income                                                $         254   $         224              14
                                                          =============   =============

*Managed basis P&L differs from GAAP basis due to a change in classification of certain foreign exchange activities. Specifically, $36MM and $47MM, respectively, of revenues are reclassified from a contra-expense under the GAAP basis presentation to other revenue within the managed basis presentation in 3Q '05 and 3Q '04.

STATISTICAL INFORMATION

                                                            Quarters Ended            Percentage
                                                             September 30,             Inc/(Dec)
                                                   ------------------------------    ------------
                                                        2005            2004
                                                   -------------    -------------
          Card billed business (billions)          $          42    $          36              15%
          Total cards in force (millions)                   22.2             21.5               3
          Basic cards in force (millions)                   17.6             17.1               3
          Average basic cardmember spending*       $       2,384    $       2,107              13
          Segment Capital (billions)               $         3.8    $         3.6               6
          Return on Segment Capital**                       23.3%            23.1%              -

     *    Proprietary cards only
     ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

          - BILLED BUSINESS: The 15% increase in billed business reflects a 13% increase in spending per proprietary basic card and 3% growth in cards in force.

               - International consumer and small business spending rose 16%; global corporate spending rose 14%.
               - All of AXP's major geographic regions experienced double-digit growth.
               - Excluding the impact of foreign exchange translation, billed business and spending per proprietary basic card in force increased 13% and 11%, respectively.

          - CARDS IN FORCE: Rose 3% versus last year reflective of the business' strategy to focus on higher value cardmembers. Total cards in force rose 200K during the quarter.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2005 OVERVIEW
                INTERNATIONAL CARD & GLOBAL COMMERCIAL SERVICES

MANAGED P&L DISCUSSION

-    NET INCOME: Increased 14% on 8% growth in revenues and 9% higher expenses.

     - 3Q '05 included $30MM ($19MM after-tax) of reengineering costs, related principally to ongoing restructuring activities in the Corporate Travel business, international operations and American Express Bank (AEB).

     - PRE-TAX MARGIN: Was 14.3% in 3Q '05, versus 11.3% in 2Q '05 and 14.9% in 3Q '04.

     - EFFECTIVE TAX RATE: Was 22% in 3Q '05, compared with 10% in 2Q '05 and 29% in 3Q '04. The 2Q '05 tax rate reflects a previously disclosed $33MM tax benefit at AEB resulting from an IRS audit of previous years' tax returns.

- DISCOUNT REVENUE, NET CARD FEES AND OTHER REVENUES: The increase of 8% versus 3Q '04 was driven primarily by increases in both spending and cards-in-force, as well as greater volume-related foreign exchange conversion fees and higher card-related assessments.

- NET FINANCE CHARGE REVENUE: Increased 9% due to the 14% growth in average lending balances, partially offset by a higher cost of funds.

- MARKETING, PROMOTION, REWARDS AND CARDMEMBER SERVICES EXPENSES: Increased 9%, reflecting both greater rewards costs and higher marketing and promotion expenses due to our ongoing business-building initiatives.

- PROVISION FOR LOSSES AND BENEFITS: Increased 55% on strong charge and lending volume growth and higher provision rates in addition to a $9MM provision during the quarter to reflect the estimated costs related to Hurricane Katrina.

     -    CREDIT QUALITY:

          -    CHARGE CARD: *

               - The loss ratio has increased versus last year and last quarter while past due amounts have declined from last year and last quarter.

                                                                 9/05             6/05             9/04
                                                             -------------    -------------    -------------
                    Total Receivables ($B)                   $        15.2    $        14.7    $        13.3
                    Net loss ratio as a % of charge volume            0.24%            0.20%            0.18%
                    90 days past due as a % of total                   1.2%             1.3%             1.5%

          -    CARDMEMBER LENDING:*

               - Past due rates rose from last year and last quarter while write-off rates declined from last year, but increased over last quarter.

                                                                 9/05             6/05             9/04
                                                             -------------    -------------    -------------
                    Cardmember Loans ($B)                    $         7.5    $         7.2    $         6.5
                    30 days past due as a % of loans                   2.8%             2.7%             2.5%
                    Net write-off rate                                 5.0%             4.8%             5.1%

     *There are no off-balance sheet Charge Card and currently no international lending securitizations. Therefore, "Owned basis" and "Managed basis" credit quality statistics for the Charge Card and lending portfolio are the same.

- HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Increased 3% reflecting higher management incentives, merit increases and increased restructuring and reengineering costs, which were partially offset by a 4% decline in employees and other reengineering-related savings.

                           AMERICAN EXPRESS COMPANY
                          THIRD QUARTER 2005 OVERVIEW
                      GLOBAL NETWORK & MERCHANT SERVICES

                        CONDENSED STATEMENTS OF INCOME
                                 (GAAP Basis)

     (Preliminary)

                                                                       Quarters
                                                                         Ended                 Percentage
                                                                     September 30,              Inc/(Dec)
                                                             -----------------------------    ------------
     (millions)                                                  2005            2004
                                                             -------------   -------------
     Revenues:
        Discount revenue, fees and other                     $         716   $         659                9%
                                                             -------------   -------------
     Expenses:
        Marketing and promotion                                        167             108               55
        Provision for losses                                            19             (43)               #
        Human resources and other operating expenses                   316             322               (2)
                                                             -------------   -------------
          Total                                                        502             387               30
                                                             -------------   -------------
     Pretax segment income                                             214             272              (21)
     Income tax provision                                               73              99              (25)
                                                             -------------   -------------
     Segment income                                          $         141   $         173              (19)
                                                             =============   =============

     # Denotes variance greater than 100%.

STATISTICAL INFORMATION

                                                           Quarters Ended              Percentage
          (billions)                                        September 30,               Inc/(Dec)
                                                   ------------------------------    -------------
                                                       2005             2004
                                                   -------------    -------------
          Global Card Billed Business*             $         122    $         103               18%
          Segment Capital                          $         1.2    $         1.0               21
          Return on Segment Capital**                       48.7%            56.4%               -

          Global Network Services:
             Card billed business                  $           6    $           4               35
             Total cards in force (millions)                 9.9              7.4               36

          * Includes activities related to proprietary cards, cards issued under GNS partnership agreements, cash advances on proprietary cards and certain insurance fees charged on proprietary cards.

          ** Computed on a trailing 12-month basis using segment income and equity capital allocated to segments based upon specific business operational needs, risk measures and regulatory capital requirements.

P&L DISCUSSION

- NET INCOME: Declined 19% as 9% revenue growth was offset by higher marketing costs and a higher provision for losses due to the 3Q '04 $60MM benefit from the reduction in merchant-related reserves.

     - PRE-TAX MARGIN: Was 30.0% in 3Q '05, versus 33.6% in 2Q '05 and 41.3% in 3Q '04.

     - EFFECTIVE TAX RATE: Was 35% in 3Q '05, compared with 36% in 2Q '05 and 3Q '04.

- DISCOUNT REVENUE, FEES AND OTHER REVENUES: Increased 9% primarily due to growth in network-related discount revenues generated from the strong growth in network volumes, which were partially offset by the impact of the 3Q '04 sale of our ATM business.

- MARKETING AND PROMOTION: Expenses increased 55%, reflecting higher marketing and promotion costs primarily due to the ongoing costs of the "MyLife, MyCard" brand advertising campaign.

- PROVISION FOR LOSSES: Increased substantially due to the $60MM benefit in 3Q '04 resulting from the reduction in merchant-related reserves in addition to a $2MM provision during the quarter to reflect the estimated costs related to Hurricane Katrina.

- HUMAN RESOURCES AND OTHER OPERATING EXPENSES: Decreased 2% reflecting well-controlled operating costs, a larger interest expense credit related to internal transfer pricing which recognizes the network business' accounts payable-related funding benefit, partially offset by greater salary and benefits costs, partially resulting from headcount growth due to GNS business-building initiatives.

               INFORMATION RELATED TO FORWARD LOOKING STATEMENTS

     THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "OPTIMISTIC," "INTEND," "PLAN," "AIM," "WILL," "MAY," "SHOULD," "COULD," "WOULD," "LIKELY," AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: THE COMPANY'S ABILITY TO GROW ITS BUSINESS AND MEET OR EXCEED ITS RETURN ON SHAREHOLDERS' EQUITY TARGET BY REINVESTING APPROXIMATELY 35% OF ANNUALLY-GENERATED CAPITAL, AND RETURNING APPROXIMATELY 65% OF SUCH CAPITAL TO SHAREHOLDERS, OVER TIME, WHICH WILL DEPEND ON THE COMPANY'S ABILITY TO MANAGE ITS CAPITAL NEEDS AND THE EFFECT OF BUSINESS MIX, ACQUISITIONS AND RATING AGENCY REQUIREMENTS; CONSUMER AND BUSINESS SPENDING ON THE COMPANY'S CREDIT AND CHARGE CARD PRODUCTS AND TRAVELERS CHEQUES AND OTHER PREPAID PRODUCTS AND GROWTH IN CARD LENDING BALANCES, WHICH DEPEND IN PART ON THE ABILITY TO ISSUE NEW AND ENHANCED CARD AND PREPAID PRODUCTS, SERVICES AND REWARDS PROGRAMS, AND INCREASE REVENUES FROM SUCH PRODUCTS, ATTRACT NEW CARDMEMBERS, REDUCE CARDMEMBER ATTRITION, CAPTURE A GREATER SHARE OF EXISTING CARDMEMBERS' SPENDING, SUSTAIN PREMIUM DISCOUNT RATES ON ITS CARD PRODUCTS IN LIGHT OF REGULATORY AND MARKET PRESSURES, INCREASE MERCHANT COVERAGE, RETAIN CARDMEMBERS AFTER LOW INTRODUCTORY LENDING RATES HAVE EXPIRED, AND EXPAND THE GLOBAL NETWORK & MERCHANT SERVICES BUSINESS; THE COMPANY'S ABILITY TO INTRODUCE NEW PRODUCTS, REWARD PROGRAM ENHANCEMENTS AND SERVICE ENHANCEMENTS ON A TIMELY BASIS DURING THE LATTER HALF OF 2005 AND THE FIRST HALF OF 2006; THE SUCCESS OF THE GLOBAL NETWORK & MERCHANT SERVICES BUSINESS IN PARTNERING WITH BANKS IN THE UNITED STATES, WHICH WILL DEPEND IN PART ON THE EXTENT TO WHICH SUCH BUSINESS FURTHER ENHANCES THE COMPANY'S BRAND, ALLOWS THE COMPANY TO LEVERAGE ITS SIGNIFICANT PROCESSING SCALE, EXPANDS MERCHANT COVERAGE OF THE NETWORK, PROVIDES GLOBAL NETWORK & MERCHANT SERVICES' BANK PARTNERS IN THE UNITED STATES THE BENEFITS OF GREATER CARDMEMBER LOYALTY AND HIGHER SPEND PER CUSTOMER, AND MERCHANT BENEFITS SUCH AS GREATER TRANSACTION VOLUME AND ADDITIONAL HIGHER SPENDING CUSTOMERS; THE CONTINUATION OF FAVORABLE TRENDS, INCLUDING INCREASED TRAVEL AND ENTERTAINMENT SPENDING, AND THE OVERALL LEVEL OF CONSUMER CONFIDENCE; SUCCESSFULLY CROSS-SELLING FINANCIAL, TRAVEL, CARD AND OTHER PRODUCTS AND SERVICES TO THE COMPANY'S CUSTOMER BASE, BOTH IN THE UNITED STATES AND ABROAD; THE COMPANY'S ABILITY TO GENERATE SUFFICIENT REVENUES FOR EXPANDED INVESTMENT SPENDING, AND THE ABILITY TO CAPITALIZE ON SUCH INVESTMENTS TO IMPROVE BUSINESS METRICS; THE COSTS AND INTEGRATION OF ACQUISITIONS; THE SUCCESS, TIMELINESS AND FINANCIAL IMPACT (INCLUDING COSTS, COST SAVINGS AND OTHER BENEFITS INCLUDING INCREASED REVENUES), AND BENEFICIAL EFFECT ON THE COMPANY'S OPERATING EXPENSE TO REVENUE RATIO, BOTH IN THE SHORT-TERM AND OVER TIME, OF REENGINEERING INITIATIVES BEING IMPLEMENTED OR CONSIDERED BY THE COMPANY, INCLUDING COST MANAGEMENT, STRUCTURAL AND STRATEGIC MEASURES SUCH AS VENDOR, PROCESS, FACILITIES AND OPERATIONS CONSOLIDATION, OUTSOURCING (INCLUDING, AMONG OTHERS, TECHNOLOGIES OPERATIONS), RELOCATING CERTAIN FUNCTIONS TO LOWER-COST OVERSEAS LOCATIONS, MOVING INTERNAL AND EXTERNAL FUNCTIONS TO THE INTERNET TO SAVE COSTS, AND PLANNED STAFF REDUCTIONS RELATING TO CERTAIN OF SUCH REENGINEERING ACTIONS; THE ABILITY TO CONTROL AND MANAGE OPERATING, INFRASTRUCTURE, ADVERTISING AND PROMOTION EXPENSES AS BUSINESS EXPANDS OR CHANGES, INCLUDING THE ABILITY TO ACCURATELY ESTIMATE THE PROVISION FOR THE COST OF THE MEMBERSHIP REWARDS PROGRAM; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO CONSUMER DEBT, BUSINESS LOANS, MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BY INDIVIDUAL AND CORPORATE CUSTOMERS AND BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS AND RETURNS ON THE COMPANY'S INVESTMENT PORTFOLIOS; BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF THE COMPANY'S BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES; THE TRIGGERING OF OBLIGATIONS TO MAKE PAYMENTS TO CERTAIN CO-BRAND PARTNERS, MERCHANTS, VENDORS AND CUSTOMERS UNDER CONTRACTUAL ARRANGEMENTS WITH SUCH PARTIES UNDER CERTAIN CIRCUMSTANCES; A DOWNTURN IN THE COMPANY'S BUSINESSES AND/OR NEGATIVE CHANGES IN THE COMPANY'S AND ITS SUBSIDIARIES' CREDIT RATINGS, WHICH COULD RESULT IN CONTINGENT PAYMENTS UNDER CONTRACTS, DECREASED LIQUIDITY AND HIGHER BORROWING COSTS; RISKS ASSOCIATED WITH THE COMPANY'S AGREEMENTS WITH DELTA AIR LINES TO PREPAY $350 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS; FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES; FLUCTUATIONS IN INTEREST RATES, WHICH IMPACT THE COMPANY'S BORROWING COSTS, RETURN ON LENDING PRODUCTS AND SPREADS IN THE INSURANCE, ANNUITY AND INVESTMENT CERTIFICATE PRODUCTS; ACCURACY OF ESTIMATES FOR THE FAIR VALUE OF THE ASSETS IN THE COMPANY'S INVESTMENT PORTFOLIO AND, IN PARTICULAR, THOSE INVESTMENTS THAT ARE NOT READILY MARKETABLE, INCLUDING THE VALUATION OF THE INTEREST-ONLY STRIP RELATING TO THE COMPANY'S LENDING SECURITIZATIONS; THE POTENTIAL NEGATIVE EFFECT ON THE COMPANY'S BUSINESSES AND INFRASTRUCTURE, INCLUDING INFORMATION TECHNOLOGY, OF TERRORIST ATTACKS, DISASTERS OR OTHER CATASTROPHIC EVENTS IN THE FUTURE; POLITICAL OR ECONOMIC INSTABILITY IN CERTAIN REGIONS OR COUNTRIES, WHICH COULD AFFECT LENDING AND OTHER COMMERCIAL ACTIVITIES, AMONG OTHER BUSINESSES, OR RESTRICTIONS ON CONVERTIBILITY OF CERTAIN CURRENCIES; CHANGES IN LAWS OR GOVERNMENT REGULATIONS, INCLUDING CHANGES IN TAX LAWS OR REGULATIONS THAT COULD RESULT IN THE ELIMINATION OF CERTAIN TAX BENEFITS; OUTCOMES AND COSTS ASSOCIATED WITH LITIGATION AND COMPLIANCE AND REGULATORY MATTERS; DEFICIENCIES AND INADEQUACIES IN THE COMPANY'S INTERNAL CONTROL OVER FINANCIAL REPORTING, WHICH COULD RESULT IN INACCURATE OR INCOMPLETE FINANCIAL REPORTING; AND COMPETITIVE PRESSURES IN ALL OF THE COMPANY'S MAJOR BUSINESSES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AND ITS OTHER REPORTS FILED WITH THE SEC.

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